UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2019

Dynatronics Corporation
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121	(801) 568-7000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	DYNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2019, Dynatronics Corporation and its subsidiaries (“Dynatronics” or the “Company”) entered into a fifth modification agreement (the “Modification”) to its existing Loan and Security Agreement (as amended, the “Credit Agreement”) with Bank of the West. The Modification was executed on June 21, 2019, effective as of May 31, 2019. The Company also modified its Commercial Card Agreement with Bank of the West.

The Modification includes, among other things, an amendment to certain provisions of the Credit Agreement, including the definitions of “Adjusted EBITDA,” “Borrowing Base,” “Liabilities,” and “Permitted Acquisition.” The Modification changes the financial covenants of the Credit Agreement, eliminating the consolidated leverage ratio and amending the minimum consolidated fixed charge coverage ratio. As modified, at any time that the excess availability amount under the Credit Agreement is less than the greater of $1,000,000 or 10% of the borrowing base for five consecutive business days, the Credit Agreement does not permit the consolidated fixed charge coverage ratio for the twelve month period then ended to be less than 1.10 to 1.00, until the excess availability amount is at least the greater of $1,000,000 or 10% of the borrowing base for thirty consecutive days, after which the ratio will cease to apply until triggered again as indicated above. The Modification also adjusts upward the permissible limits of senior funded indebtedness and capital expenditures. Capital expenditures are now capped at $1,000,000 annually, an increase from the prior limit of $450,000. Senior indebtedness, in addition to certain existing indebtedness, is limited to an aggregate of $750,000 from the date of the agreement. The Modification adds a restricted payments covenant, restricting the Company from making any dividend or other distribution to its shareholders, except for dividend payments with respect to the outstanding Dynatronics Series A 8% Convertible Preferred Stock and Series B Convertible Preferred Stock and to certain repurchases in connection with the exercise of stock options and restricted stock awards. In conjunction with the modification of the Commercial Card Agreement, the bank also increased the Company’s credit card limit from $800,000 to $1,500,000, providing additional working capital flexibility.

The foregoing is not a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, the information set forth in this Item 1.01, including the Modification, should be read together with the information included in the Company’s other filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Fifth Modification Agreement, dated June 21, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynatronics Corporation

Date: June 26, 2019	By:	/s/ David Wirthlin
David Wirthlin
Chief Financial Officer